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                                                                      EXHIBIT 23


G. BRAD BECKSTEAD
------------------
CERTIFIED PUBLIC ACCOUNTANT
                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                                    702.257.1984
                                                              702.362.0540 (fax)





August 31, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of August 31, 2001, on the Financial Statements of Wildomar, Inc. for the period ended June 30, 2001, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

G. Brad Beckstead, CPA